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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 15, 2004


                               THE BRINK'S COMPANY
               (Exact Name of Registrant as Specified in Charter)


          Virginia                        1-9148                 54-1317776
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


          1801 Bayberry Court
            P. O. Box 18100
              Richmond, VA                                        23226-8100
(Address of Principal Executive Offices)                          (Zip Code)

                                 (804) 289-9600
              (Registrant's telephone number, including area code)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry Into a Material Definitive Agreement.

     On October 15, 2004, The Brink's Company (the "Company"), certain subsidiary borrowers and certain subsidiary guarantors entered into a $400 million, five-year, revolving, unsecured credit agreement (the "Agreement") with J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunner, JPMorgan Chase Bank, as Administrative Agent, Barclays Bank plc, as Co-Arranger and Documentation Agent, Bank of America, N.A., as Syndication Agent, Banc of America Securities LLC, as Co-Arranger, Scotiabanc Inc. and Wachovia Bank, National Association, as Co-Arrangers and Syndication Agents, and various lenders. This new arrangement replaces the $350 million facility due to expire in September, 2005.

     The Agreement provides for revolving credit loans in multiple currencies at rates that vary depending upon the currencies in which the loans are made and the credit rating of the Company. In addition, the Agreement also includes a competitive bid process whereby lenders can bid for loans in multiple currencies at varying rates. The issuance of letters of credit is also permitted under the Agreement. The Agreement permits the credit limit to be increased to a maximum of $550 million under certain circumstances.

     The Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include maximum leverage ratio and minimum interest coverage ratio financial covenants, limitations on liens, investments and various other corporate activities, and default provisions, including, payment defaults, defaults for non-performance of covenants and cross-defaults to other significant debt obligations. The occurrence of an event of default under the Agreement could result in all loans and other obligations becoming immediately due and payable and the facility being terminated.

     This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto. You are encouraged to read the Agreement. The Company and its affiliates regularly engage many of the banks listed above, among others, to provide other banking services. All of these engagements are negotiated at arm's length.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information required by this item is included in Item 1.01.

Item 9.01.    Financial Statements and Exhibits.

     (c) Exhibits

     99.1 $400,000,000 Credit Agreement among The Brink's Company, as Parent Borrower, the Subsidiary Borrowers referred to therein, certain of Parent Borrower's Subsidiaries, as Guarantors, Various Lenders, Barclays Bank plc, as Co-Arranger and Documentation Agent, Bank of America, N.A., as Syndication Agent, Banc of America Securities LLC, as Co-Arranger, Scotiabanc Inc. and Wachovia Bank, National Association, as Co-Arrangers and Syndication Agents, JPMorgan Chase Bank, as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunner, dated as of October 15, 2004.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE BRINK'S COMPANY
                                      (Registrant)


                                   By /s/ Robert T. Ritter
                                      ---------------------
                                      Robert T. Ritter
                                      Vice President and Chief Financial Officer


Dated:  October 18, 2004


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                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------
99.1              $400,000,000  Credit Agreement among The Brink's Company,  as
                  Parent Borrower, the Subsidiary Borrowers referred to therein, certain of Parent Borrower's Subsidiaries, as Guarantors, Various Lenders, Barclays Bank plc, as
                  Co-Arranger and Documentation Agent, Bank of America, N.A., as Syndication Agent, Banc of America Securities LLC, as
                  Co-Arranger,  Scotiabanc  Inc. and Wachovia Bank,  National
                  Association,  as Co-Arrangers  and  Syndication  Agents,
                  JPMorgan  Chase  Bank,  as  Administrative  Agent,  and J.P.
                  Morgan  Securities  Inc.,  as Sole Lead  Arranger  and
                  Bookrunner, dated as of October 15, 2004.